                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY
                                                                  --------------

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "AGREEMENT"), is entered into as of May 1, 1998 (the "CLOSING DATE"), between ANALYTICAL GRAPHICS, INC., a Pennsylvania corporation (the "BORROWER") and PNC BANK, NATIONAL ASSOCIATION, both as the sole lender under the Revolving Credit (as defined below) (referred to in such capacity as the "REVOLVING CREDIT LENDER") and in its capacity as agent for the "BANKS" identified on Annex I to this Agreement (referred to in such capacity as
                      -------
the "AGENT") and the Banks. References herein to "PNC" shall mean PNC Bank, National Association, both in its capacity as the Revolving Credit Lender and as the Agent.

     The Borrower, PNC and the Banks with the intent to be legally bound, agree as follows:

1.   LOAN. The following loan and credit facilities (collectively referred to as
     ----
     the "LOAN"), shall be subject to and governed by this Agreement:

     $2,500,000 Senior Secured Revolving Credit ("REVOLVING CREDIT") $4,000,000 Junior Secured Term Loan ("TERM LOAN")

The proceeds of each of the Revolving Credit and the Term Loan shall be used to refinance existing indebtedness of the Borrower, to finance the working capital requirements of the Borrower and to pay fees and expenses in connection herewith.

2.   TERMS AND CONDITIONS. Subject to the terms and conditions hereof and
     --------------------
     relying upon the representations and warranties herein set forth, the Revolving Credit Lender and each of the Banks severally agree to make the Loan to the Borrower at any time or from time to time on or after the Closing Date in accordance with the terms of this Agreement.

     2.1  REVOLVING CREDIT. The Revolving Credit shall have the following terms:
          ----------------

          (a)  Lender: The Revolving Credit Lender.
               ------

          (b)  Maturity Date: 18 months from the date of this Agreement or on
               -------------
               such later date as may be designated by the Revolving Credit Lender by written notice from the Revolving Credit Lender to the Borrower (such date referred to herein as the "REVOLVING CREDIT TERMINATION DATE").

          (C)  Interest Rates:
               --------------

               (i)  Primary: Prime Rate (as defined hereinafter) plus 1.0% per
                    -------
               annum, but in no event greater than the maximum rate permitted by law; the "PRIME RATE" shall be the rate of interest per annum publicly announced by the Agent from time to time as its Prime Rate in effect at its principal

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               office in Pittsburgh, Pennsylvania.

               (ii)  Optional Interest Rate: in addition to the rate of interest
                     ----------------------
               set forth in the preceding subparagraph, the Revolving Credit Lender and the Borrower may from time to time negotiate a fixed or capped rate of interest at the time of the making an advance under the Revolving Credit.

          (d)  Facility Fee: the Borrower agrees to pay to the Revolving Credit
               ------------
          Lender a facility fee accruing from the Closing Date until the Revolving Credit Termination Date in amount equal to .375% per annum, calculated on the basis of a 360-day year for the actual days elapsed, on the average daily amount of the unused portion of the Revolving Credit during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or upon such earlier date as the Revolving Credit shall terminate, as provided herein, commencing on the first of such dates to occur after the date hereof.

          (e)  Borrowing Base/Availability: the Revolving Credit shall be
               ---------------------------
          available in amounts determined in accordance with the Borrowing Base Rider in the form attached hereto as Exhibit A.
                                               ---------

          (f)  Requests. Except as otherwise provided herein, the Borrower may
               --------
          from time to time prior to the Revolving Credit Termination Date request the Revolving Credit Lender to make a Loan under the Revolving Credit by delivering to the Revolving Credit Lender, not later than 12:00 Noon, Eastern Standard time a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (a "LOAN REQUEST"), it being understood that the Revolving Credit Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed borrowing date; and (ii) the aggregate amount of the proposed Loan.

          (g)  Revolving Credit Note. The Obligation of the Borrower to repay
               ---------------------
          the aggregate unpaid principal amount of the Revolving Credit, together with interest thereon, shall be evidenced by a promissory note of the Borrower ("REVOLVING CREDIT NOTE") payable to the order of the Revolving Credit Lender in a principal amount equal to the lesser of (i) the maximum amount of the Revolving Credit and (ii) the aggregate unpaid principal amount outstanding under the Revolving Credit.

          (h)  Lockbox. The Revolving Credit Lender will establish a lockbox at
               -------
          the Revolving Credit Lender to which all Account Debtors of the Borrower who are Official Bodies (as defined in the Borrowing Base Rider) will submit all payments in respect of the Borrower's accounts receivable. A form of Lockbox Agreement

                                       2
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          is attached hereto as Exhibit B.
                                ---------

     2.2  TERM LOAN. The Term Loan shall have the following terms:
          ---------

          (a)  Lender: the Banks, with PNC Bank, N.A. as the Agent.
               ------

          (b)  Maturity Date: January 2, 2001 or on such later date as may be
               -------------
          designated by the Agent (with the consent of the Banks) by written notice from the Agent to the Borrower (such date referred to herein as the "TERM LOAN TERMINATION DATE").

          (c)  Interest Rate: Prime Rate plus 3.5% per annum, but in no event
               -------------
          greater than the maximum rate permitted by law.

          (d)  Facility Fee: the Borrower shall pay to the Agent, for the
               ------------
          ratable benefit of the Banks, a facility fee in the amount of $60,000, payable with respect to the First Tranche. An additional fee of $20,000 shall be payable at the time of funding the Second Tranche.

          (e)  Availability: the Term Loan shall be available in two tranches:
               ------------

               (i)   $3,000,000 at Closing (the "FIRST TRANCHE")

               (ii) $1,000,000 within thirty (30) days of Closing, subject to final approval by Agent and the Banks (the "SECOND TRANCHE")

          (f)  Requests: Except as otherwise provided herein, the Borrower may
               --------
          request the Agent to fund the Second Tranche of the Term Loan by submitting a Loan Request to the Agent in the manner and subject to the conditions set forth in Section 2.1(f).

          (g)  Term Notes. The Obligations of the Borrower to repay the
               ----------
          aggregate unpaid principal amount of the Term Loan, together with interest thereon, shall be evidenced by a promissory note or notes of the Borrower (each a "TERM NOTE" and together with the Revolving Credit Note, the "NOTES") payable to the order of the Bank(s) in a face amount equal to the maximum amount of the Term Loan.

          (h)  Warrants. In consideration for the extension of the Term Loan,
               --------
          the Borrower hereby grants to the Agent, for the ratable benefit of the Banks, warrants (the "WARRANTS") in accordance with and subject to the terms of the Warrant Agreement attached hereto as Exhibit C (the
                                                                ---------
          "WARRANT AGREEMENT").

     2.3  MANDATORY PREPAYMENTS.
          ---------------------

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          (a)  Initial Public Offering/Disposition of Assets. The Borrower shall
               ---------------------------------------------
          prepay the Loan in an amount equal to 100% of the Net Proceeds (as defined below) of (i) any sale or issuance of equity securities pursuant to a public offering and (ii) any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets not made in the ordinary course of business (including, without limitation, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower or any Subsidiary) constituting five percent (5%) or more of the Borrowers assets as of any date determination.

          (b)  Excess Cash Flow. Upon completion of each of its fiscal years
               ----------------
          (beginning with the fiscal year ended December 31, 1998), Borrower shall prepay the Loan in an amount equal to 100% of Excess Cash flow (as defined below) for such fiscal year. Such prepayment shall be due on or before the earlier of the date on which the Borrower is required to deliver its annual Financial Statements in respect of each fiscal year and the date on which such Financial Statements are actually delivered.

          (c)  Application of Prepayments. Amounts prepaid pusuant to this
               --------------------------
          Section 2.3 shall be applied first to the prepayment of any amount by
                                       -----
          which the aggregate principal amount outstanding under the Revolving Credit exceeds the Borrowing Base (as set forth in the Borrowing Base Rider); provided, that no amounts advanced under the Revolving Credit
                  --------
          in excess of $2,500,000 shall be subject to such repayment priority, second to the installments of principal under the Term Loan until paid
          ------
          in full, and third to prepayment of the Revolving Credit.
                       -----

          (d)  Prepayment Defined Terms. For purposes of this Section 2.3, "NET
               ------------------------
          PROCEEDS" shall mean the aggregate cash consideration received by the Borrower in connection with any transaction referred to in
          Section 2.3(a) less the expenses (including out-of-pocket expenses) incurred by the Borrower in connection with such transaction (including, in the case of issuance of equity securities, underwriters' commissions and fees) and the amount of any federal and state taxes incurred with such transaction, in each case as certified by the President or Chief Financial Officer of the Borrower at the time of such transaction and "EXCESS CASH FLOW" shall mean for any applicable fiscal year 50% of the Borrower's EBITDA (including non-cash charges) in excess of Four Million Dollars ($4,000,000).

3.   SECURITY.
     --------

          The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to PNC (the "SECURITY DOCUMENTS"), which shall secure repayment of the Loan, the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Revolving Credit Lender and the Banks of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of PNC incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses but subject to the provisions of Section 10 (a)(i) (hereinafter referred to collectively as the "OBLIGATIONS"). This Agreement (including the Addendum and any Riders thereto), the Notes, the Warrant Agreement, the Security Documents and the Guaranty and the Suretyship Agreement in substantially the form attached as Exhibit D (the "SUBSIDIARY GUARANTY") and Subsidiary Security
                 ---------
     Documents (if applicable) are collectively referred to as the "LOAN DOCUMENTS".

4.   REPRESENTATIONS AND WARRANTIES. The Borrower hereby makes the following
     ------------------------------
     representations and warranties to PNC which shall be true and correct as of the date of this Agreement and the date of the making of a Loan, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "ADDENDUM"). At any time after the creation or acquisition by the Borrower of one or more Subsidiaries pursuant to the provisions of Section 12, any restatement of the representations and warranties contained in this Section 4 (excepting Section 4.2 and 4.4) required in accordance with Section 8.2 shall be true and correct with respect to the Borrower and each of its Subsidiaries then in existence or to the Borrower and all of its Subsidiaries on a consolidated basis, as applicable.


     4.1. EXISTENCE, POWER AND AUTHORITY. The Borrower is duly organized,
          ------------------------------
          validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to own and operate its assets and to conduct the business in which it is currently engaged, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Revolving Credit Lender, the Agent or the Banks hereunder or thereunder (a "MATERIAL ADVERSE EFFECT"). The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents. As of the Closing Date, the Borrower does not own, nor has it ever owned, any shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity.

     4.2. FINANCIAL STATEMENTS.
          --------------------

          (a) The Borrower has delivered or caused to be delivered to PNC its balance sheet and income statement for the fiscal quarter ended March 31, 1998 (the "HISTORICAL FINANCIAL STATEMENTS"). The Historical Financial Statements fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes reasonably acceptable to PNC.

          (b) The Borrower has delivered to PNC projections of its anticipated financial performance for the period beginning on January 1, 1998 and running through December 31, 2000 (the "FINANCIAL PROJECTIONS").

     4.3. NO MATERIAL ADVERSE CHANGE. Since the date of the Historical Financial
          --------------------------
          Statements, the Borrower has not suffered any damage, destruction or loss to its assets, and no event or condition has occurred or exists, which has had or could reasonably be excepted to have a Material Adverse Effect. Since the preparation of the financial Projections, there has been no material adverse change as against such Financial Projections

     4.4. BINDING OBLIGATIONS. The Borrower has full power and authority to
          -------------------
          enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reoraganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     4.5. NO DEFAULTS OR VIOLATIONS. These does not exist any Event of Default
          -------------------------
          under this Agreement or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of:
          (i) its articles of incorporation or bylaws;

      (ii) any material indenture, mortgage, deed of trust, franchise, permit contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such material default or violation.

4.6.  TITLE TO ASSETS. The Borrower has valid title to, or a valid leasehold
      ---------------
      interest in, the assets reflected on the Historical Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the Historical Financial Statements, (iii) assets disposed of by the Borrower in the ordinary course of business since the date of the Historical Financial Statements, (iv) those liens or encumbrances specified on the Addendum and (v) any liens or encumbrances permitted by Section 6.2.


4.7.  LITIGATION. Except as set forth on the Addendum, there are no actions,
      ----------
      suits, proceedings or governmental investigations pending or, to the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operations.


4.8.  TAX RETURNS. The Borrower has filed or caused to be filed all tax returns
      -----------
      that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserve or other provision has been made.


4.9.  EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the
      ----------------------
      Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and during the five year period prior to the date on which this representation is made or deemed made, (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan, (ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

4.10. ENVIRONMENTAL MATTERS. The Borrower is in compliance, and has during the
      ---------------------
      last five years been in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores any of the collateral which secures the Obligations, arranges or has arranged for disposal or treatment of hazardous substances or solid waste, accepts or has accepted for transport any hazardous substances or solid waste or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste or solid waste is occurring, or to the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this Section, "LITIGATION OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

4.11. YEAR 2000. The Borrower has reviewed the areas within its business and
      ---------
      operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not have, and is not reasonably expected to have, a Material Adverse Effect.

4.12. INTELLECTUAL PROPERTY. The Borrower owns or has the right to use all
      ---------------------
      patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for any such failure to own or license which would not have a Material Adverse Effect.

4.13. REGULATORY MATTERS. No part of the proceeds of the Loan will be used for
      ------------------
      "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

4.14. SOLVENCY. On the Closing Date, after giving effect to the transactions
      --------
      contemplated by the Loan Documents, the Borrower will have sufficient cash flow to enable it to pay its debts as the mature.

          4.15. DISCLOSURE. None of the Loan Documents contains any untrue
                ----------
                statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading in light of the circumstances in which they were made.

          4.16. REQUIRED CONSENTS. Except as set forth on the Addendum, all
                -----------------
                consents, approvals and authorizations required by any applicable law or any agreement to which the Borrower is a party in connection with the execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower have been obtained.

     5.   AFFIRMATIVE COVENANTS. The Borrower agrees that from the date of
          ---------------------
          execution of this Agreement until all Obligations have been fully paid and any commitments of the Revolving Credit Lender or any Bank to the Borrower have been terminated, the Borrower will comply at all times with the following affirmative covenants.

          5.1.  BOOKS AND RECORDS. The Borrower shall, and shall cause each of
                -----------------
                its Subsidiaries, if any, to maintain books and records in accordance with GAAP and give representatives of PNC access thereto at all reasonable times following notice from PNC, including permission to examine, copy and make abstracts from any of such books and records and such other information as PNC may from time to time reasonably request.

          5.2.  INTERIM FINANCIAL STATEMENTS; CERTIFICATE OF NO DEFAULT;
                --------------------------------------------------------
                ACCOUNTS RECEIVABLE. The Borrower shall furnish PNC within 20
                -------------------
                days after the end of each calendar month a detailed report on its accounts receivable in such reasonable detail consistent with the form currently used by the Borrower's management. A copy of the most recently prepared such form is attached hereto as Exhibit E. The Borrower shall also provide within 45 days of
                   ---------
                the end of each quarter its Financial Statements (as defined hereinafter) for such period, in reasonable detail, certified by the President, Chief Executive Officer or Chief Financial Officer of the Borrower and prepared in accordance with GAAP applied from period to period subject to any notes and comments reasonably acceptable to PNC. The Borrower shall also deliver
                (a) a monthly certificate signed by such officer which identifies all accounts receivable for which the Account Debtor (as defined in the Borrowing Base Rider) is an agency or political subdivision of the United States federal government, together with such information with respect to each such account receivable required to complete all the forms attached hereto as Exhibit F, as such forms may be amended or supplemented from
                ---------
                time to time, under the Assignment of Claims Act of 1940, as amended, and (b) a quarterly certificate which verifies compliance with applicable financial covenants for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. "FINANCIAL STATEMENTS" means the Borrower's consolidated (and, if required by the Agent in its reasonable discretion, consolidating) balance sheets, income statements and statements of cash flows for the year or (excepting statements of cash flows) quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year.

5.3. ANNUAL FINANCIAL STATEMENTS. The Borrower shall furnish the Borrower's
     ---------------------------
     Financial Statements to PNC within 90 days after the end of each fiscal year of the Borrower. Those Financial Statements will be prepared in accordance with GAAP and audited by Coopers & Lybrand or another independent certified public accountant of nationally recognized standing. Audited Financial Statements shall contain the unqualified opinion of Coopers & Lybrand or another independent certified public accountant of nationally recognized standing and its examination shall have been made in accordance with GAAP consistently applied from period to period. The Borrower will also provide filings made with any regulatory authority and such other information reasonably requested by PNC, from time to time.

5.4. PAYMENT OF TAXES AND OTHER CHARGES. The Borrower shall, and shall cause
     ----------------------------------
     each of its Subsidiaries, if any, to pay, discharge or otherwise satisfy when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, or any such Subsidiary, as applicable, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower and its Subsidiaries, as applicable, shall have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to PNC.

5.5. MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. The Borrower shall, and
     ----------------------------------------------
     shall cause each of its Subsidiaries, if any, to continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business except as otherwise permitted pursuant to Sections 6.5 or 6.6; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

5.6. INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries, if
     ---------
     any, to maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for companies engaged in the same or similar business. With respect to insurance of any and all Collateral (as defined in Security Agreement), the provisions in the Security Documents relating to insurance will control.

     5.7.   COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of
            --------------------
            its Subsidiaries, if any, to comply with all laws applicable to the Borrower or any such Subsidiary and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls) except to the extent that failure to comply could not, in the aggregate, have a Material Adverse Effect.

     5.8.   BANK ACCOUNTS. The Borrower shall establish (within a commercially
            -------------
            reasonable period after the Closing Date) and maintain at PNC all of the Borrower's primary depository accounts.

     5.9.   FINANCIAL COVENANTS. The Borrower (and, as applicable, its
            -------------------
            Subsidiaries, on a consolidated basis) shall comply with all of the financial and other covenants, if any, set forth on the Addendum, subject to all applicable notice and cure periods set forth herein.

     5.10.  ADDITIONAL REPORTS. The Borrower shall provide prompt written notice
            ------------------
            to PNC of the occurrence of any of the following of which the Borrower or any of its Subsidiaries obtains knowledge (together with a description of the action which the Borrower or any such Subsidiary proposes to take with respect thereto): (i) any Event of Default or any event specified in Section 7, which, with the giving of notice, lapse of time or both, would become an Event of Default,
            (ii) any litigation filed by or against the Borrower in which the amount involved is $100,000 or more and not covered by insurance,
            (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might reasonably be expected to result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower or any such Subsidiary, as applicable.

     5.11.  MEETINGS OF DIRECTORS. PNC shall be entitled to have one
            ---------------------
            representative attend meetings of the board of directors of the Borrower for the purpose of observing such proceedings, unless such attendance would be inappropriate as determined by the chairman of the Borrower's Board of Directors.

6.   NEGATIVE COVENANTS. The Borrower covenants and agrees that from the date of
     ------------------
     execution of this Agreement until all Obligations have been fully paid and any commitments of the Revolving Credit Lender and the Banks to the Borrower have been terminated, the Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of PNC.

     6.1.   INDEBTEDNESS. Create, incur, assume or suffer to exist any
            ------------
            indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) ("INDEBTEDNESS"), except:

          (a)  Indebtedness under the Loan Documents;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

          (c) Indebtedness identified on the Addendum and renewals, extensions and modifications thereof which do not increase the principal thereof;


          (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Event of Default shall have occurred and be continuing;

          (e) Additional Indebtedness in an amount not to exceed in the aggregate at any time Two Million Five Hundred Thousand Dollars ($2,500,000), less amounts funded under the Second Tranche; and

          (f) Indebtedness of the Borrower, as set forth on the Addendum, the payment of the principal thereof which is subordinated to the prior payment in full of the principal and interest (including post-petition interest) on the Notes and all other Obligations of the Borrower to PNC and the Banks hereunder ("SUBORDINATED DEBT") and such other Subordinated Debt as shall from time to time be approved by PNC and the Banks.

     6.2. LIENS. Create, incur, assume or permit to exist any mortgage, pledge,
          -----
          encumbrance or other security interest or lien (collectively "LIENS") upon any assets or revenues now owned or hereafter acquired except for:


          (a) Liens for taxes, assessments or similar charges which are not yet due and payable;


          (b) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not materially affect the Collateral or, in the aggregate, materially impair the ability of any of the Borrower or any Subsidiary to perform its Obligations hereunder or under the other Loan Documents:


               (A) Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower or
                                               --------
               Subsidiary, as applicable, maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such lien;
     or

     (B) Liens of mechanics, materialmen, warehousemen, repairmen, carriers, or other statutory nonconsensual liens;

(c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

(d) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(e) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;


(f) Liens on the property or assets of a corporation which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by Section 6.1(d), provided that (i) such Liens existed at the time such corporation became a
--------
Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

(g) Liens (not otherwise permitted hereunder) upon tangible property securing Indebtedness of the Borrower or any of its Subsidiary or deferred payments by such Borrower or Subsidiary for the purchase of such tangible property; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such tangible property, (ii) such Liens do not any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of the Indebtedness secured thereby is not increased, and (iv) the principal amount of the Indebtedness secured by such Lien shall at not time exceed 90% of the original purchase price of such property at the time it was acquired;

(h)  Liens specified on the Addendum; and

(i)  Liens created pursuant to the Security Documents.

6.3. LOANS AND INVESTMENTS. Make or suffer to remain outstanding any loan or
     ---------------------
     advance to, or purchase, acquire, hold beneficially or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other person or entity, or agree, become or remain liable to do any of the foregoing, except:

     (a) trade credit extended on usual and customary terms in the ordinary course of business;

     (b)  equity interests in any Subsidiary;

     (c) loans and advances by the Borrower to its wholly owned Subsidiaries and by such Subsidiaries to the Borrower not to exceed $200,000 in the aggregate at any one time outstanding;

     (d) loans and advances to officers of the Borrower or its Subsidiaries not to exceed $50,000 in the aggregate at any one time outstanding;

     (e) loans by the Borrower to employees in connection with management incentive plans not to exceed $50,000 in the aggregate at any one time outstanding;

     (f) advances to employees to meet expenses incurred by such employees in the ordinary course of business; and

     (g) investments disclosed on the Borrower's Historical Financial Statements or acceptable to PNC.

6.4. GUARANTEES. Become directly or indirectly liable for, or assume, guarantee,
     ----------
     become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to, any obligation or liability of any other person or entity, except for the guaranty of the Obligations of the Borrower provided by each Subsidiary of the Borrower pursuant to the Subsidiary Guaranty and any guaranty of the Borrower of Indebtedness of the Subsidiaries permitted hereunder.

6.5. MERGER OR TRANSFER OF ASSETS. Subject to the provisions of Section 2.3,
     ----------------------------
     merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of property or assets (excluding the sale of inventory in the ordinary course of business) with an aggregate book value in excess of Two Hundred Thousand Dollars ($200,000), whether now owned or hereafter acquired, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the
                                --------
          continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower; provided that the wholly
                                                     --------
          owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation;

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower and the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any wholly owned Subsidiary; and

          (c) the Borrower or any Subsidiary may sell or transfer assets which are obsolete or no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business.

    6.6.  CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. Make or permit any
          -------------------------------------------
          material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership other than (i) transfers to heirs and beneficiaries of a stockholder upon the death or incapacity of a stockholder, (ii) in connection with a bona fide underwritten initial public offering of the capital stock of the Borrower, or (iii) pursuant to the provisions of an employee stock option plan adopted by the Borrowers board of directors, not to exceed 400,000 shares of the Borrower's common stock issued after the Closing Date. For purposes of this Section 6.6, a "MATERIAL CHANGE" in the composition of the Borrower's executive management shall mean the termination, for any reason, of more than two of the individuals holding the following executive management positions as of the Closing Date: Chief Executive Officer, Chief Financial Officer and Executive Vice President of Sales.

    6.7.  DIVIDENDS. Declare or pay any dividends on or make any distribution
          ---------
          with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity except dividends or other distributions payable by any Subsidiary to the Borrower or another Subsidiary.

    6.8.  SUBSIDIARIES. Own or create directly or indirectly any Subsidiaries
          ------------
          other than any Subsidiary (as defined in Section 12) formed after the Closing Date which joins this Agreement as a Guarantor pursuant to the terms of Section 12.

7.  EVENTS OF DEFAULT. The occurrence of any of the following will be deemed to
    -----------------
    be an "EVENT OF DEFAULT":

    7.1.  PAYMENT DEFAULT. The Borrower shall fail to pay any payment of
          ---------------
          principal or any payment of interest, in each case within ten (10) business days following the date when due, in respect of the Obligations.

     7.2. COVENANT DEFAULT. The Borrower or any Subsidiary shall default in the
          ----------------
          performance of, or violate any of, the covenants or agreements contained any Loan Document, which default shall not have been cured within fifteen (15) business days after the occurrence thereof.

     7.3. BREACH OF WARRANTY. Any representation or warranty made or deemed made
          ------------------
          by the Borrower or any Subsidiary in any Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

     7.4. BANKRUPTCY OR INSOLVENCY. A proceeding shall have been instituted in a
          ------------------------
          court having jurisdiction over the Borrower or any Subsidiary seeking a decree or order for relief in respect of Borrower or such Subsidiary in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of sixty
          (60) consecutive days, or Borrower or any Subsidiary shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

     7.5. OTHER DEFAULT. The occurrence of an Event of Default as defined in any
          -------------
          of the Loan Documents.

Upon the occurrence of an Event of Default, and at any time thereafter, PNC may declare all Obligations hereunder immediately due and payable and will have all rights and remedies (which are cumulative and not exclusive) specified in the Notes and the Security Documents and available under applicable law or in equity.

8.   CONDITIONS. The obligations of the Revolving Credit Lender and each of the
     ----------
     Banks to make any advance of fund any tranche, as applicable, under the Loan is subject to the following conditions being satisfied as of the date of the advance:

     8.1. FUNDING OF THE FIRST TRANCHE AND INITIAL ADVANCE UNDER THE REVOLVING
          --------------------------------------------------------------------
          CREDIT. On the Closing Date:
          ------

          (a)  No Event of Default. No Event of Default or event which with the
               -------------------
               passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

          (b)  Authorization Documents. The Borrower shall have furnished to PNC
               -----------------------
     certified copies of resolutions of its Board of Directors authorizing the execution of this Agreement, the Warrant Agreement, the Notes and the Security Documents, or other proof of authorization satisfactory to the agent.

     (c)  Delivery of Loan Documents. The borrower shall have delivered to PNC
          --------------------------
     the Loan Documents and such other instruments and documents which PNC may reasonably request in connection with the transactions provided for in this Agreement.

     (d)  Opinion of Counsel. Counsel for the borrower shall have delivered to
          ------------------
     PNC, for the benefit of each Bank, a written opinion, dated the Closing Date and in form and substance satisfactory to PNC and its counsel.

     (e)  Representations and Warranties. The representations and warranties of
          ------------------------------
     the Borrower to PNC shall be true and correct in all material respects on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein).

     (f)  Opening Balance Sheet. the Borrower shall furnish to PNC with its
          ---------------------
     Balance sheet dated March 31, 1998 (the "OPENING BALANCE SHEET").

     (g)  Power of Attorney. The Borrower shall furnish to PNC with a power of
          -----------------
     attorney, substantially in the form of Exhibit G, authorizing PNC to
                                            ---------
     execute and deliver on the Borrower's behalf any and all assignment and notice documentation required to assure compliance with the federal Assignment of Claims Act of 1940, as amended.

     (h)  Consents. The Borrower shall have obtained all consents required by
          --------
     Section 4.16.

8.2. SECOND TRANCHE AND ADDITIONAL ADVANCES. At the time of funding the Second
     --------------------------------------
     Tranche or making any additional advances under the Revolving Credit and after giving effect to any such proposed extensions of credit: the representations and warranties of the borrower and each of its Subsidiaries, if any contained in the Loan Documents shall be true on and as of the date of such funding or advance with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate soley to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower and each of its Subsidiaries, if any, shall have performed and complied with all convenants and conditions hereof; no Event of Default or any event specified in Section 7, which, with the giving of notice, lapse of time or both, would become an Event of Default, shall have occurred and be continuing or shall exist; the funding of the Second Tranche or the advancement of funds under the Revolving Credit shall not contravene any law applicable to the Borrower, the Revolving Credit Lender, or the Banks, as applicable; and the Borrower shall have delivered to PNC a duly executed and completed Loan Request.

9.   THE AGENT. The relationship between the Agent and the Banks shall be
     ---------
     governed as follows:

     9.1. APPOINTMENT. Each Bank hereby irrevocably designates, appoints and
          -----------
          authorizes PNC Bank, National Association to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Term Note by the acceptance of a Term Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank, National Association agrees to act as the Agent on behalf of the bank to the extent provided in this Agreement.

     9.2. DELEGATION OF DUTIES. The Agent may perform any of its duties
          --------------------
          hereunder by or through agents or employees (provided such delegation
                                                       --------
          does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 and 10, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     9.3. NATURE OF DUTIES: INDEPENDENT CREDIT INVESTIGATION. The Agent shall
          --------------------------------------------------
          have no duties or responsibilities except to administer the Loans in good faith in the same manner it administers the Loans in its capacity as the Revolving Credit Lender hereunder and except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote and fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     9.4. ACTION IN DISCRETION OF AGENT;  INSTRUCTIONS FROM THE BANKS. The Agent
          -----------------------------------------------------------
          agrees, upon the written request signed by the Required Banks (as defined in Section 13.4), to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to
                             --------
          take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.5. Subject to the provisions of Section 9.5, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting (except where such action or inaction constitutes gross negligence or willful misconduct by the Agent) hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     9.5. EXCULPATORY PROVISIONS;  LIMITATION OF LIABILITY. Neither the Agent
          ------------------------------------------------
          nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any

               Event of Default. No claim may be made by the Borrower, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability,or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Agent hereunder, copies of which notices, reports and documents shall be provided by the Agent to the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

          9.6. REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS. Each Bank
               ---------------------------------------------------
               agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in the same proportion that such Bank's portion of the Term Loan bears to the Loan (its "RATABLE SHARE") from and against all liabilities, obligations, losses, damages,penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion
                           --------
               of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank, or (c)if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.

     9.7.   RELIANCE BY AGENT. The Agent shall be entitled to rely upon any
            -----------------
            writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.8.   NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge
            -----------------
            or notice of the occurrence or likelihood of occurrence of any Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default."


     9.9.   NOTICES. The Agent shall promptly send to each Bank a copy of all
            -------
            notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Prime Rate and the effective date thereof.

     9.10.  BANKS IN THEIR INDIVIDUAL CAPACITIES. With respect to the Loans made
            ------------------------------------
            by it, and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Each of the Banks and their respective Affiliates may, upon prior written notice to the Agent and the other Banks, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrower (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     9.11. HOLDERS OF NOTES. The Agent may deem and treat any payee of any Term
           ----------------
           Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who at the time of making such request or giving such authority or consent is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

     9.12. EQUALIZATION OF BANKS. The Banks agree among themselves that, with
           ---------------------
           respect to all amounts received by any Bank for application on any Obligation hereunder or under any Term Note, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Term Notes. The Banks receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks in the aggregate unpaid amount under the Term Notes, provided that if all or
                                                         --------
           any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank making such purchase.

     9.13. SUCCESSOR AGENT. The Agent may resign as Agent by giving not less
           ---------------
           than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be reasonably withheld (nor shall any such consent be required if an Event of Default shall have occurred and be continuing), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Banks appoint and the Borrower consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9.13 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     9.14. CALCULATIONS. In the absence of gross negligence or willful
           ------------
           misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate. For purposes of any such calculation under this Section 9.14, the "FEDERAL FUNDS EFFECTIVE RATE" for any day shall mean the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day; provided, if such Federal Reserve Bank (or its
                        --------
           successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     9.15. BENEFICIARIES. Except as expressly provided herein, the provisions of
           -------------
           this Section 9 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

10.  REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER. The Borrower
     ----------------------------------------------------------
     agrees to pay or reimburse the Agent, for the benefit of the Banks and hold the Agent and each of the Banks harmless against, (a) all reasonable and necessary out-of-pocket costs and expenses incurred by the Agent in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto; provided, that the foregoing out-of-pocket costs and expenses related to
     --------
     the initial preparation, reasonable negotiation and delivery of the Loan Documents shall not exceed $7,000, and (ii) collection of the loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel); and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Bank or the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by any Bank or the Agent hereunder or thereunder, provided that the Borrower shall have no
                                        --------
     obligation to the Agent or any Bank hereunder with respect to any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the Agent's or any Bank's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. Nothing in this Section 10 prevents the Borrower from obtaining its own counsel and controlling its own defense in any action.

11.  INCREASED COSTS. Within twenty (20) days following written demand, together
     ---------------
     with the written evidence of the justification therefor, the Borrower agrees to pay PNC for the account of any applicable Bank, all direct costs incurred and any losses suffered or payments made by PNC or any Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the board of Governors of the Federal Reserve System) on PNC, its holding company or any Bank or any of their respective assets.

12.  JOINDER OF GUARANTORS. The Borrower shall cause each Subsidiary (as defined
     ---------------------
     below) to execute and deliver to PNC (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit H pursuant to which it
                                               ---------
     shall join as a Guarantor of each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 8.1, modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect prior security interests to the Revolving Credit Lender and to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary (the "SUBSIDIARY SECURITY DOCUMENTS"). The Borrower shall cause each such Subsidiary to deliver such Guarantor Joinder and related documents to PNC within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it an entity other than a limited partnership or corporation. For purposes of this Agreement a "SUBSIDIARY" shall mean as to the Borrower, or any Subsidiary of the Borrower, a corporation, partnership or other entity of which shares of stock or ownership interest having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower or another Subsidiary.

13.  MISCELLANEOUS.
     --------------

     13.1.  NOTICES. All notices, demands, requests, consents, approvals and
            --------
            other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To PNC:                                 To the Borrower:

PNC Bank, National Association          Analytical Graphics, Inc.
1000 Westlakes Drive, Suite 200         325 Technology Drive
Berwyn, PA 19312                        Malvern, PA 19355
Attention: Gregory M. Cote              Attention: William J. Broderick, CFO
Facsimile No.: (610) 725-5799           Facsimile No.: (610) 578-1001

with a copy to:

PNC Mullet-Bank Loan Administration
One PNC Plaza, 22/nd/ Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: Arlene M. Ohler
Facsimile No.: (412) 762-8672

Notices to the Banks shall be directed to the addresses set forth on Annex I to
                                                                     -------
this Agreement.

     13.2.  PRESERVATION OF RIGHTS. No delay or omission on the part of PNC to
            ----------------------
            exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of PNC impair any right or power arising hereunder. The rights and remedies hereunder of PNC are cumulative and not exclusive of any other rights or remedies which PNC may have under other agreements, at law or in equity.

     13.3.  ILLEGALITY. In case any one or more of the provisions contained in
            ----------
            this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13.4. CHANGES IN WRITING. Except as otherwise expressly provided in this
           ------------------
           Agreement, no modification, amendment or waiver of any provision of this Agreement or any other Loan Documents nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by PNC and those Banks whose commitments under the Term Loan (as set forth on Annex I hereto,
                                                            -------
           aggregate at least 66 2/3% of the total amount of the Term Loan (including the commitment of PNC) (collectively, the "REQUIRED BANKS") and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided,
                                                                      --------
           however, that without the written consent of all of the Banks, no
           -------
           such modification, amendment, waiver or consent may be made or given which will (a) increase the amount of the Term Loan or extend the Term Loan Termination Date, (b) extend the time for payment of principal or interest of any Term Loan or any fee payable to any Bank, (c) reduce the principal amount of or the rate of interest borne by the Term Loan or reduce any fee payable to any Bank, (d) release any Collateral (except for sales of assets permitted by
           Section 6.5) or any Subsidiary from its obligations under the Subsidiary Guaranty or (e) alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; provided further,
                                                            -------- -------
           that the Revolving Credit Lender, in its sole discretion, without the consent of the Required Banks, may make such modifications or amendments or grant such waivers as it deems necessary or appropriate with respect to Section 2.1 of this Agreement and the Revolving Credit Note. No Notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

     13.5. ENTIRE AGREEMENT. This Agreement (including the documents and
           ----------------
           instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     13.6. COUNTERPARTS. This Agreement may be signed in any number of
           ------------
           counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

     13.7. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure
           ----------------------
           to the benefit of the Borrower and PNC and their respective, successors and assigns; provided, however, that the Borrower may not
                                   --------  -------
           assign this Agreement in whole or in part without the prior written consent of PNC.

     13.8. INTERPRETATION. In this Agreement, unless PNC and the Borrower
           --------------
           otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect from time to time.

   13.9.   ASSIGNMENTS. Each Bank may, at its own cost, make assignments of all
           -----------
           or any part of the Term Loans made by it to one or more banks or other entities. The Borrower hereby authorizes each Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of such Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information. In the case of an assignment, upon receipt by the Agent of an Assignment and Assumption Agreement in the form attached hereto as Exhibit I (no Bank shall be released from its obligations with
              ---------
           respect to the Loan unless such fully executed Assignment and Assumption Agreement is delivered to the Agent), the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, Annex I hereof shall be
                                                      -------
           amended accordingly, and upon surrender of any Term Note subject to such assignment, the Borrower shall execute and deliver a new Term Note to the assignee in an amount equal to the amount of the Term Loan assumed by it and a new Term Note to the assigning Bank in an amount equal to the Term Loan retained by it hereunder. Each assignment will be in the minimum principal amount of $750,000. The assigning Bank shall pay to the Agent a service fee in the amount of $3,000 for each assignment.

    13.10. GOVERNING LAW AND JURISDICTION. This Agreement has been delivered to
           ------------------------------
           and accepted by PNC and each other Bank and will be deemed to be made in the Commonwealth of Pennsylvania. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT

               OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court seated in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. PNC, each other Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Agent and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

     13.11.    WAIVER OF JURY TRIAL. EACH OF THE BORROWER, PNC AND THE OTHER
               --------------------
               BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH OF THE BORROWER, PNC AND THE OTHER BANKS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     13.12.    CONFIDENTIALITY. Each Bank agrees to keep confidential all non-
               ---------------
               public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Bank
                             --------
               from disclosing any such information (i) to the Agent or any other Bank, (ii) to any recipient which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other governmental authority or agency having jurisdiction over such Bank, (v) in response to any order of any court or other governmental authority or agency or as may otherwise be required pursuant to any applicable law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

The Borrower acknowledges that is has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                          [Signature Pages to Follow]

     WITNESS the due execution of this Loan Agreement as a document under seal, as of the date first written above.

ATTEST:                                 ANALYTICAL GRAPHICS, INC.

By: /s/ Richard Spinogatti              By: /s/ William J. Broderick      (SEAL)
   --------------------------------         -------------------------------

Print Name: Richard Spinogatti          Print Name: William J. Broderick
           ------------------------                 -----------------------

Title: Controller                       Title:   CFO
      -----------------------------           -----------------------------

                                        PNC BANK,
                                        NATIONAL ASSOCIATION,
                                        as Agent

                                        By: /s/ Gregory Cote
                                           --------------------------------

                                        Print Name: Gregory Cote
                                                   ------------------------

                                        Title: VP
                                              -----------------------------

                                        TRANSAMERICA BUSINESS CREDIT CORPORATION

                                        By: /s/ Ian Schnider
                                           --------------------------------

                                        Print Name: Ian Schnider
                                                   ------------------------

                                        Title:  Illegible
                                              -----------------------------

                                        PNC BANK,
                                        NATIONAL ASSOCIATION,
                                        as one of the Banks

                                        By: /s/ Gregory Cote
                                            -------------------------------

                                        Print Name: Gregory Cote
                                                    -----------------------

                                        Title:  VP
                                               ----------------------------


                                        PNC BANK,
                                        NATIONAL ASSOCIATION,
                                        as the Revolving Credit Lender

                                        By: /s/ Gregory Cote
                                            -------------------------------

                                        Print Name: Gregory Cote
                                                    -----------------------

                                        Title:  VP
                                               ----------------------------

ADDENDUM to that certain Loan Agreement dated May 1, 1998 between ANALYTICAL GRAPHICS, INC., as the Borrower, the Banks party thereto and PNC BANK, NATIONAL ASSOCIATION, as the Revolving Credit Lender and as the Agent.

                            I. FINANCIAL COVENANTS
                               -------------------

1. The Borrower will not permit its pretax profit (calculated in accordance with GAAP), determined on a quarterly basis, to be less than the following amounts for the fiscal quarters specified below:

          Quarter Ending
          --------------
          June 30, 1998                     Greater than $1,250,000 Less than
          September 30, 1998                             $  250,000
          December 31, 1998                              $1,000,000
          March 31, 1999                    Greater than $2,500,000 Less than

     Beginning with the two quarters ended June 30, 1999, and determined on a Rolling Two Quarter basis thereafter, the Borrower will not permit its pretax profit for any two consecutive quarters to be less than $1.

2. The Borrower will maintain at all times a ratio of Current Assets to Current Liabilities of not less than the following as measured on the dates specified below:

          June 30, 1998                                  0.80:1
          September 30, 1998                             1.00:1
          December 31, 1998 (and thereafter)             1.50:1

3. The ratio of Borrower's Total Funded Debt to Rolling Four Quarter EBITDA shall not exceed the following as measured on the dates specified below:

          Quarter Ending
          --------------
          September 30, 1998                              2.7:1
          (EBITDA for quarter ended, annualized)

          December 31, 1998                               2.0:1
          (EBITDA for two quarters ended, annualized)

          March 31, 1999                                  2.0:1
          (EBITDA for three quarters ended, annualized)

          June 30, 1999 (and thereafter)                  2.0:1

4. The ration of Borrower's Total Funded Debt to Tangible Net Worth, shall not exceed the following as measured on the dates specified below:

          Quarter Ending
          --------------
          September 30, 1998                 6.0:1
          December 31, 1998                  3.0:1
          March 31, 1999 (and thereafter)    2.5:1

DEFINITIONS:
-----------

     "CURRENT ASSETS" means the sum of cash, certificates of deposit, accounts receivable and marketable securities.

     "CURRENT LIABILITIES" means the sum of all current liabilities plus amounts outstanding under the Revolving Credit not classified as current liabilities, less deferred revenue (measured in accordance with GAAP) and the current portion of any Subordinated Debt, if any.

     "EBITDA" means operating income plus depreciation and amortization, plus non-cash charges calculated in accordance with generally accepted accounting principles.

     "TANGIBLE NET WORTH" means the owner's equity of Borrower calculated in accordance with generally accepted accounting principles, plus any deferred revenue (measured in accordance with GAAP), plus Subordinated Debt, if any, minus intangibles.

     "TOTAL FUNDED DEBT" means the sum of all secured (junior and senior) indebtedness of Borrower and all reimbursement obligations of Borrower under any letters of credit.

                          II. PERMITTED ENCUMBRANCES
                              ----------------------

                                 See Attached


                          III. ENVIRONMENTAL MATTERS
                               ---------------------

                                     None


                             IV. REQUIRED CONSENTS
                                 -----------------

                                 SpaceVest, LP


                             V. SUBORDINATED DEBT
                                -----------------

                                     None

                                    ANNEX 1

           TERM LOAN COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

FIRST TRANCHE
-------------

                                                    AMOUNT OF         RATABLE
                                                                      -------
            BANK                                    COMMITMENT         SHARE
            -----                                   ----------         -----
     PNC Bank, National Association
     1000 Westlakes Drive, Suite 200
     Berwyn, PA 19312
     Attention: Gregory M. Cote
     Telephone  (610)725-5775
     Telecopy:  (610)725-5799                   $1,500,000.00            50%

     Transamerica Business Credit Corporation
     15260 Ventura Boulevard, Suite 1240
     Sherman Oaks, CA 91403
     Attention: Ian Schnider
     Telephone  (818)995-3225
     Telecopy:  (818)995-3214                   $1,500,000.00            50%


[SECOND TRANCHE
---------------
                                                  AMOUNT OF           RATABLE
                                                                      -------
          BANK                                    COMMITMENT           SHARE
          -----                                   ----------           -----
   Name: PNC Bank, National Association
   (same address as above)                        $ ___________          __%

   [Bank]

   __________________________
   __________________________
   Attention: _______________
   Telephone  (___)___-_____                      $ ___________          __%
   Telecopy:  (___)___-_____                      ______________